Filed Pursuant to Rule 424(b)(5)
Registration No. 333-267889
PROSPECTUS SUPPLEMENT
(To Prospectus dated December 13, 2022)
Up to $75,000,000
Class A Common Stock
We have entered into a sales agreement, or Sales Agreement, with Jefferies LLC, or Jefferies, dated as of December 15, 2022, relating to the sale of shares of our Class A common stock, or common stock, offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock, par value $0.0001 per share, having an aggregate offering price of up to $75,000,000 pursuant to this prospectus supplement from time to time through Jefferies, acting as our sales agent.
Our common stock is listed on The New York Stock Exchange, or the NYSE, under the symbol “BKSY.” On December 14, 2022, the last reported sale price of our common stock on the NYSE was $1.96 per share.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to Jefferies for sales of common stock sold pursuant to the Sales Agreement will be an amount equal to 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.
We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.
Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, and in any similar section contained in or incorporated by reference into this prospectus supplement and accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Jefferies
The date of this prospectus supplement is December 15, 2022.

TABLE OF CONTENTS
Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus, dated December 13, 2022, are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this shelf registration process, we may from time to time offer shares of our common stock having an aggregate offering price of up to $75,000,000 under this prospectus supplement at prices and on terms to be determined by market conditions at the time of each such offering.
We are providing information to you about this offering of our common stock in two parts. The first part is this prospectus supplement, which provides you with specific information regarding the terms of this offering and our common stock, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to this offering of our common stock.
Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and all of the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and Jefferies has not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we authorize for use in connection with this offering and to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference and the accompanying prospectus or free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.
This prospectus supplement and accompanying prospectus incorporate by reference, and any free writing prospectus may contain or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement and accompanying prospectus, and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement and accompanying prospectus, and any related free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.
The BlackSky design logo and the BlackSky mark appearing in this prospectus and the documents incorporated by reference herein are the property of BlackSky Global LLC. This document and the documents incorporated by reference herein contain references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and accompanying prospectus and the documents incorporated by reference herein may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “possible,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, include, but are not limited to, statements about:
•our ability to retain or recruit key employees;
•our ability to grow distribution channels and partner ecosystems;
•our anticipated capital expenditures, liquidity, and our estimates regarding our capital requirements and needs for additional financing;
•our ability to integrate proprietary and third-party sensor data;
•our ability to add new satellites to commercial operations;
•our ability to invest in our software, research and development capabilities;
•our ability to grow a third-party developer community;
•our ability to expand our services and offerings to customers both domestically and internationally;
•our ability to continue delivering data in a cost-effective manner;
•our ability to maintain and protect our brand;
•our ability to expand within our current customer base;
•our ability to compete with legacy satellite imaging providers and other emergent geospatial intelligence providers;
•our ability to maintain intellectual property protection for our products or avoid or defend claims of infringement;
•our ability to comply with laws and regulations applicable to our business;
•our expectations about market trends and needs;
•our estimates of market growth, future revenue, expenses, cash flows, capital requirements and additional financing;

•the volatility of the trading price of our common stock;
•the performance of our Spectra AI platform;
•our plans for our next generation satellites (“Gen-3”);
•the impact of local, regional, national and international economic conditions and events;
•the effect of COVID-19 on the foregoing;
•our expectations related to the use of proceeds from this offering; and
•other factors including but not limited to those detailed under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and filed by us with the SEC on March 31, 2022.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.
You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus supplement primarily on our current expectations and projections about future events and trends that we believe may affect our business, operating results, financial condition and prospects. The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. You should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-8 of this prospectus supplement, the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2021 and the “Risk Factors” section of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus and in our filings with the SEC.
Company Overview
BlackSky is a leading provider of real-time geospatial intelligence. We deliver on-demand, high frequency imagery, monitoring and analytics of the most critical and strategic locations, economic assets and events in the world. We design, own and operate one of the industry’s leading low earth orbit small satellite constellations, optimized to capture imagery cost-efficiently where and when our customers need it. BlackSky’s Spectra AI software platform processes data from our constellation and from other third-party sensors to develop the critical insights and analytics that our customers require. We are relied upon by U.S. and international government agencies, commercial businesses, and organizations around the world.
Background
On September 9, 2021, our predecessor company f/k/a Osprey Technology Acquisition Corp., or Osprey, consummated its merger with Osprey Technology Merger Sub, Inc., a wholly owned subsidiary of Osprey, and BlackSky Holdings, Inc., or Legacy BlackSky. Immediately following the merger, Osprey changed its name to “BlackSky Technology Inc.” Legacy BlackSky survived the merger as a wholly owned subsidiary of BlackSky Technology. As a special purpose acquisition corporation, Osprey had no pre-merger operations other than to identify and consummate a merger. Therefore, BlackSky’s operations post-merger are attributable to those of Legacy BlackSky and its subsidiaries, and references to “BlackSky” or the “Company” should be read to include BlackSky’s wholly owned subsidiaries. On September 10, 2021, the Class A common stock and public warrants of BlackSky Technology, formerly those of Osprey, began trading on the NYSE as “BKSY” and “BKSY.W,” respectively.
Corporate Information
Our principal executive offices are located at 13241 Woodland Park Road, Suite 300, Herndon, VA 20171, and our telephone number is (571) 267-1571. Our website address is http://www.blacksky.com. The information on, or that can be accessed through, our website should not be considered part of this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website in deciding whether to purchase shares of our common stock. We have included our website address in this prospectus supplement and accompanying prospectus solely as an inactive textual reference.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $75,000,000.

Shares of common stock outstanding before this offering	121,357,123 shares as of September 30, 2022

Common stock to be outstanding after this offering
Up to 38,265,306 shares, assuming the sale of $75,000,000 of shares of our common stock at a price of $1.96 per share, which was the closing price of our common stock on the NYSE on December 14, 2022. The actual number of shares issued will vary depending on the sales price under this offering. In addition, as there is no minimum offering amount required as a condition to close this offering, the actual number of shares that may be sold is not determinable at this time. See “Dilution” beginning on page S-11 of this prospectus supplement.

Plan of Distribution
“At the market offering,” as defined in Rule 415 under the Securities Act, that may be made from time to time through our sales agent, Jefferies. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement.

Use of Proceeds
We currently anticipate that we will use the net proceeds from this offering, if any, together with our existing cash and cash equivalents, for working capital, capital expenditures and other general corporate purposes. See “Use of Proceeds” beginning on page S-11 of this prospectus supplement for more information.

Risk Factors
You should read the “Risk Factors” section of this prospectus supplement, as well as those risk factors that are incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors to consider carefully before deciding to purchase shares of our common stock.

NYSE symbol	BKSY
The number of shares of our common stock to be outstanding after this offering is based on 121,357,123 shares of our common stock outstanding as of September 30, 2022.
The number of shares of our common stock to be outstanding after this offering excludes, in each case as of September 30, 2022, the following:
•1,505,348 shares of our common stock issuable upon the exercise of outstanding options under the BlackSky 2014 Equity Incentive Plan (the “2014 Plan”), which were assumed by the Company in connection with the merger;

•41,275 shares of our Common Stock issuable upon vesting of certain restricted stock units (“RSUs”) granted under the 2011 Equity Incentive Plan before the Closing Date;
•2,960,028 shares of our Common Stock issuable upon vesting of certain RSUs granted under the 2014 Plan before the Closing Date;
•4,162,500 shares of our Common Stock issuable upon the exercise of Private Placement Warrants to purchase shares of our Common Stock, with an exercise price of $11.50 per share;
•4,162,500 shares of our Common Stock issuable upon the exercise of Private Placement Warrants to purchase shares of our Common Stock, with an exercise price of $20.00 per share;
•15,812,500 Public Warrants to purchase shares of our Common Stock;
•1,770,090 warrants to purchase shares of our Common Stock that were issued by Legacy BlackSky;
•6,536,274 shares of our Common Stock issuable upon the exercise of outstanding options granted under our 2021 Equity Incentive Plan (the “2021 Plan”);
•5,307,603 shares of our Common Stock issuable upon the vesting of certain RSUs granted under our 2021 Plan; and
•5,859,655 shares of our Common Stock reserved for future issuance under our 2021 Plan.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before making a decision to invest in our common stock, in addition to carefully considering the other information contained in this prospectus supplement, you should carefully consider the risks described under the caption “Risk Factors” contained in the accompanying prospectus, and any related free writing prospectus, and the risks discussed under the caption “Risk Factors” contained in our most recent annual report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, as supplemented and modified by the information below. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.
Risks Related to this Offering
Investors in this offering will pay a much higher price than the book value of our common stock and therefore you will incur immediate and substantial dilution of your investment.
The public offering price of our common stock in this offering will be substantially higher than the net tangible book value per common share based on the total value of our tangible assets less our total liabilities immediately following this offering. Assuming that an aggregate of 38,265,306 shares of our common stock are sold at a price of $2.02 per share pursuant to this prospectus supplement, which was the last sale price of our common stock as reported on the NYSE on December 13, 2022, for an aggregate offering price of approximately $75,000,000 in this offering, and after deducting estimated commissions and estimated aggregate offering expenses payable by us, you would experience immediate and substantial dilution of approximately $0.78 per share, representing the difference between our adjusted net tangible book value per share as of September 30, 2022 after giving effect to this offering and the assumed public offering price. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.”
Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.
Sales of a substantial number of shares of our common stock in the public market could occur at any time. As of September 30, 2022, we had 121,357,123 shares of our common stock outstanding. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amount of our common stock in the public market, the market price of our common stock could decline significantly.
Shares issued upon the exercise of stock options outstanding under our equity incentive plans or pursuant to future awards granted under those plans will become available for sale in the public market to the extent permitted by the provisions of applicable vesting schedules and Rule 144 and Rule 701 under the Securities Act.
On March 31, 2022, we filed a registration statement on Form S-8 to register 5,848,597 shares of our common stock reserved for future issuance under our 2021 Plan. As a result, shares registered under this registration statement on Form S-8 will be available for sale in the public market subject to the satisfaction of applicable vesting arrangements and the exercise of such options and, in the case of our affiliates, the restrictions of Rule 144.
Moreover, certain holders of our common stock have rights, subject to conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders. Registration of these shares under the Securities Act would result in the shares becoming freely tradeable in the public market, subject to the restrictions of Rule 144 in the case of our affiliates. If any of these additional shares are sold, or if it is perceived that they will be sold, in the public market, the market price of our common stock could decline.
Our management team will have broad discretion to use the net proceeds from this offering and its investment of these proceeds may not yield a favorable return.
Our management team will have broad discretion in the application of the net proceeds from this offering and could spend or invest the proceeds in ways with which our stockholders disagree. Accordingly, investors will need to rely on our management team’s judgment with respect to the use of these proceeds. We intend to use the proceeds from this offering in the manner described in the section titled “Use of Proceeds” in this prospectus supplement. The failure by management to apply these funds effectively could negatively affect our ability to operate and grow our business. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase common stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
We do not anticipate paying cash dividends and, accordingly, stockholders must rely on share appreciation for any return on their investment.
We currently intend to retain our future earnings, if any, to fund the development and growth of our businesses and do not anticipate that we will declare or pay any cash dividends on our capital stock in the foreseeable future. See the section titled “Dividend Policy.” In addition, our ability to pay dividends is limited by covenants of our existing and outstanding indebtedness and may be limited by covenants of any future indebtedness we incur. As a result, capital appreciation, if any, of our common stock will be your sole source of gain on your investment for the foreseeable future. Investors seeking cash dividends should not invest in our common stock.
Raising additional capital may cause dilution to our stockholders, including purchasers of our common stock in this offering, restrict our operations or require us to relinquish substantial rights.
To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of these new securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. Debt financing, if available, may involve fixed payment obligations or agreements that include covenants limiting or restricting our ability to take specific actions such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through partnerships, collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, product candidates or future revenue streams, or grant licenses on terms that are not favorable to us. We cannot assure you that we will be able to obtain additional funding if and when necessary. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

USE OF PROCEEDS
We may issue and sell shares of our common stock having an aggregate offering price of up to $75,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.
We currently intend to use the net proceeds, together with our existing cash and cash equivalents, from this offering for working capital, capital expenditures and other general corporate purposes.
Pending the specific use of net proceeds as described in this prospectus supplement, we intend to invest the net proceeds to us from this offering in short and intermediate-term investment grade instruments, certificates of deposit or guaranteed obligations of the U.S. government in accordance with our investment policy.
Our expected use of proceeds from this offering represents our current intentions based on our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above.
The net proceeds from this offering, together with our existing cash and cash equivalents, may not be sufficient for us to fund our operations, and we may need to raise additional capital to achieve our business objectives.
The amount and timing of our actual expenditures will depend on numerous factors, as a result, our management will have broad discretion over the use of the proceeds from this offering.
DIVIDEND POLICY
We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends to holders of our common stock in the foreseeable future.
DILUTION
If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after this offering.
Our historical net tangible book value as of September 30, 2022 was $122.0 million, or $1.03 per share of our common stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding. After giving effect to the assumed sale by us of shares of our common stock having an aggregate offering price of $75,000,000 at an assumed public offering price of $2.02 per share, which was the last reported sale price of our common stock on the NYSE on December 13, 2022 and after deducting estimated commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2022 would have been $194.2 million, or $1.24 per share. This represents an immediate increase in net tangible book value per share of $0.21 to existing stockholders and immediate dilution of $0.78 in net tangible book value per share to new investors purchasing common stock in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this dilution on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The shares sold in this offering, if any, will be sold from time to time at various prices.
The following table illustrates this calculation on a per share basis:

Assumed public offering price per share:	$2.02
Net tangible book value per share at September 30, 2022	$1.03
Increase in net tangible book value per share attributable to the offering	$0.21
As adjusted net tangible book value per share after giving effect to the offering	$1.24

Dilution in net tangible book value per share to new investors in this offering	$0.78

The foregoing table and calculations are based on 121,357,123 shares of our common stock outstanding as of September 30, 2022 and exclude as of such date:
•1,505,348 shares of our common stock issuable upon the exercise of outstanding options under the BlackSky 2014 Equity Incentive Plan (the “2014 Plan”), which were assumed by the Company in connection with the merger;
•41,275 shares of our Common Stock issuable upon vesting of certain restricted stock units (“RSUs”) granted under the 2011 Equity Incentive Plan before the Closing Date;
•2,960,028 shares of our Common Stock issuable upon vesting of certain RSUs granted under the 2014 Plan before the Closing Date;
•4,162,500 shares of our Common Stock issuable upon the exercise of Private Placement Warrants to purchase shares of our Common Stock, with an exercise price of $11.50 per share;
•4,162,500 shares of our Common Stock issuable upon the exercise of Private Placement Warrants to purchase shares of our Common Stock, with an exercise price of $20.00 per share;
•15,812,500 Public Warrants to purchase shares of our Common Stock;
•1,770,090 warrants to purchase shares of our Common Stock that were issued by Legacy BlackSky;
•6,536,274 shares of our Common Stock issuable upon the exercise of outstanding options granted under our 2021 Equity Incentive Plan (the “2021 Plan”);
•5,307,603 shares of our Common Stock issuable upon the vesting of certain RSUs granted under our 2021 Plan; and
•5,859,655 shares of our Common Stock reserved for future issuance under our 2021 Plan.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with Jefferies under which we may offer and sell up to $75,000,000 of our shares of common stock from time to time through Jefferies acting as agent. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.
Each time we wish to issue and sell shares of our common stock under the Sales Agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares of common stock up to the amount specified on such terms. The obligations of Jefferies under the Sales Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.
The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of shares of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Jefferies a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel in an amount not to exceed $75,000. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sales Agreement, will be approximately $450,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
Jefferies will provide written confirmation to us before the open on the New York Stock Exchange on the day following each day on which our shares of common stock are sold under the Sales Agreement. Each confirmation will include the number shares of common stock sold on that day, the aggregate gross proceeds of such sales and the net proceeds to us.
In connection with the sale of our shares of common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.
The offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We and Jefferies may each terminate the Sales Agreement at any time upon ten trading days’ prior notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to a Current Report on Form 8-K filed under the Exchange Act and incorporated by reference in this prospectus supplement.
Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services to us and our affiliates and may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.
This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS
Wilson Sonsini Goodrich & Rosati, Professional Corporation, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of the Company. Certain members of, and investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati, Professional Corporation, directly or indirectly own less than 0.01% of the outstanding shares of our common stock. Certain legal matters in connection with this offering will be passed upon for Jefferies by Goodwin Procter LLP, New York, New York.
EXPERTS
The financial statements of BlackSky Technology Inc., incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at www.blacksky.com. We make available, free of charge, on our investor relations website at https://ir.blacksky.com/ our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on our website is not a part of or incorporated by reference into this prospectus and the inclusion of our website and investor relations website addresses in this prospectus is an inactive textual reference only.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the common stock that we are offering. Additional documents relating to the offered securities, such as the Sales Agreement, are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus supplement or the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE
The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:
•Our Annual Report on Form 10-K (File No. 001-39113) for the year ended December 31, 2021 (as filed with the SEC on March 31, 2022, and amended on May 2, 2022);
•Our Quarterly Reports on Form 10-Q (File No. 001-39113) for the quarterly periods ended March 31, 2022 (as filed with the SEC on May 11, 2022), June 30, 2022 (as filed with the SEC on August 10, 2022), and September 30, 2022 (as filed with the SEC on November 8, 2022);
•Our Current Reports on Form 8-K (File No. 001-39113) filed May 25, 2022 and amended on May 25, 2022 (other than information furnished rather than filed), June 15, 2022 (other than information furnished rather than filed), June 24, 2022, August 10, 2022, and September 12, 2022; and
•The description of our common stock filed as Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (as amended and filed with the SEC on May 2, 2022).
Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
BlackSky Technology Inc.
13241 Woodland Park Road, Suite 300
Herndon, Virginia 20171
Attn: Investor Relations
(571) 267-1571

PROSPECTUS
BlackSky Technology Inc.
$200,000,000
Class A Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Subscription Rights
Purchase Contracts
Units
We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $200,000,000.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Our Class A Common Stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “BKSY.” On October 12, 2022, the last reported sale price of our Common Stock on NYSE was $1.49 per share.
We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “RISK FACTORS” beginning on page 4 of this prospectus, and in any similar section contained or incorporated by reference herein or in the applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2022.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	ii
THE COMPANY	1
RISK FACTORS	4
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	5
USE OF PROCEEDS	7
UNAUDITED PRO FORMA FINANCIAL INFORMATION	8
DESCRIPTION OF CAPITAL STOCK	14
DESCRIPTION OF DEBT SECURITIES	15
DESCRIPTION OF DEPOSITARY SHARES	23
DESCRIPTION OF WARRANTS	26
DESCRIPTION OF SUBSCRIPTION RIGHTS	27
DESCRIPTION OF PURCHASE CONTRACTS	28
DESCRIPTION OF UNITS	29
PLAN OF DISTRIBUTION	30
LEGAL MATTERS	33
EXPERTS	33
WHERE YOU CAN FIND MORE INFORMATION	33
INCORPORATION BY REFERENCE	34

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $200,000,000.
This prospectus provides you with a general description of the securities that may be offered. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering and, to the extent appropriate, any updates to the information about us contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover or as otherwise specified therein and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
The BlackSky design logo and the BlackSky mark appearing in this prospectus and the documents incorporated by reference herein are the property of BlackSky Global LLC. This document and the documents incorporated by reference herein contain references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the documents incorporated by reference herein may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and
ii

trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.
iii

THE COMPANY
Overview
Founded in 2014, BlackSky is a leading provider of real-time geospatial intelligence. We provide on-demand and high frequency monitoring and artificial intelligence (“AI”)-enabled analytics of the most critical and strategic locations, economic assets, and events on planet Earth. The actionable intelligence we gather and deliver is relied upon by many of the most important and demanding government and commercial organizations in the world, including United States defense and intelligence agencies and international ministries of defense. Our Software-as-a-Service (“SaaS”) platform, Spectra AI delivers to our customers automated alerts, data, and insights, providing them with a first-to-know advantage that they use to support day-to-day decision making. BlackSky’s offerings are designed to support a broad range of government and commercial applications including national and homeland security, supply chain intelligence, crisis management, critical infrastructure monitoring, economic intelligence, and others.
We own and operate one of the industry's leading high-performance low earth orbit (“LEO”) small satellite constellations. Our constellation is optimized to cost-efficiently capture imagery at high revisit rates where and when our customers need it. The orbital configuration of our constellation is designed to collect data on the most critical and strategic locations on Earth where we believe approximately 90% of the global GDP occurs. With fourteen satellites in orbit as of June 30, 2022, our constellation is able to image certain locations every hour, from dawn to dusk, providing our customers with insights and situational awareness throughout the day. Our satellites are designed with agile pointing capabilities that enable our customers to task our constellation on demand to collect specific locations of interest. Our tasking methodology employs proprietary AI-enabled software to efficiently collect images of the most important strategic and economic assets and areas of interest to our customers. We believe that our focus on critical strategies and economic infrastructure and the AI-enabled tasking of our constellation differentiates us from our competitors, who are dedicated primarily to mapping the entirety of the Earth every day and who, therefore, require hundreds of satellites to support their mission. Our focused approach enables us to deliver highly targeted and actionable intelligence with a smaller constellation that has the added benefit of greater operating and capital efficiencies.
Our Spectra AI software platform can, among other things, source millions of observations a day from our proprietary satellite constellation and from multiple external data sources including imaging, radar and radio frequency satellites, environmental sensors, asset tracking sensors, Internet-of-Things (“IoT”) connected devices, internet-enabled narrative sources, and a variety of geotemporal data feeds. Spectra AI employs advanced, proprietary AI and machine learning (“ML”) techniques to process, analyze, and transform these data feeds into alerts, information, and insights. Customers can access Spectra AI's data and analytics through easy-to-use web services or through platform application programming interfaces.
Our next generation satellites (“Gen-3”), expected to be operational starting in 2023, are designed to improve our imaging resolution even further and include advanced sensing technology for a broad set of imaging conditions, including nighttime, low-light, and a variety of weather conditions. We believe these advancements will expand the diversity and certainty of our analytics to continue to ensure our relevance to our customers. We believe the combination of our high-revisit, on-demand tasking small satellite constellation, our Spectra AI platform, and low constellation cost is disrupting the market for geospatial imagery and space-based data and analytics.
Our operating strategy is to continue to enhance the capabilities of our satellite constellation, to increase the number of third-party data sources processed by Spectra AI, and to expand our analytics offerings in order to increase the value we deliver to our customers. Our two operating assets-our satellite constellation and our Spectra AI software platform-are mutually reinforcing: as we capture ever more information about the world’s most important strategic and economic assets and locations, our proprietary database expands and increases its utility; enabling us to better detect, understand, and predict changes that matter most to our customers. Our business has a natural and powerful “flywheel” effect: the more data we collect and analyze, the more valuable the insights we can deliver to our customers.
Our current customer base and end market mix are weighted towards U.S. and international defense and intelligence customers and markets. We believe there are significant opportunities to expand our imagery and software analytical services, as well as our engineering and systems integration offerings, to customers both domestically and internationally. In addition, our products and services can benefit customers in a variety of commercial markets including, but not limited to, energy and utilities, insurance, commodities, mining, manufacturing, maritime and supply chain logistics, financial services, agriculture, environmental monitoring, disaster and risk management, engineering and construction, and consumer behavior.
We offer a variety of pricing and utilization options for our imagery and software analytical service offerings, including usage-based pricing, subscriptions and transactional licenses. These options provide customers flexible options to utilize our imagery and software analytical services in a manner that best suits their business needs. We offer a range of pricing tiers that enables the customer to manage collection priorities, where during critical events they can pay a premium to prioritize their monitoring and collection requirements. At other times, customers can select lower priority collections to allow for more economical utilization. We currently derive revenue from variable and fixed pricing plans that allow our customers to choose what matters most to them-platform licensing-levels, priority for imagery tasking, and whether to apply analytics or monitoring capabilities overtop the imaging service.
Corporate Information
Our principal executive offices are located at 13241 Woodland Park Road, Suite 300, Herndon, VA 20171, and our telephone number is (571) 267-1571. The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is 1 State Street 30th Floor, New York, NY 10004.
Our website address is http://www.blacksky.com. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information contained on our website in deciding whether to purchase shares of our common stock or securities. We have included our website address in this prospectus solely as an inactive textual reference.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of the initial public offering of Osprey Technology Acquisition Corp.
Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenue exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.
Unless expressly indicated or the context requires otherwise, the terms “BlackSky,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to BlackSky Technology Inc., the parent entity formerly named Osprey Technology Acquisition Corp., after giving effect to the merger, and as renamed BlackSky Technology Inc. and where appropriate, our wholly-owned subsidiaries (including Legacy BlackSky).
Additional Information
Our investor relations website is located at https://ir.blacksky.com/. We use our investor relations website to post important information for investors, including news releases, analyst presentations, and supplemental financial information, and as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our investor relations website, in addition to following press releases, SEC filings and public conference calls and webcasts. We also make available, free of charge, on our investor relations website under the SEC Filings tab, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision regarding our securities, you should consider carefully the risks, uncertainties and assumptions discussed under “Part I-Item 1A-Risk Factors” of our most recent Annual Report on Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus. The risks described in these documents are not the only ones we face. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of these risks actually occur, our business, operating results, financial condition and prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment. Please also carefully read the section titled “Cautionary Note Regarding Forward-Looking Statements” and "Incorporation by Reference."

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “possible,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus include statements about:
•our ability to retain or recruit key employees;
•our ability to grow distribution channels and partner ecosystems;
•our anticipated capital expenditures, liquidity, and our estimates regarding our capital requirements;
•our ability to integrate proprietary and third-party sensor data;
•our ability to add new satellites to commercial operations;
•our ability to invest in our software, research and development capabilities;
•our ability to grow a third-party developer community;
•our ability to expand our services and offerings to customers both domestically and internationally;
•our ability to continue delivering data in a cost-effective manner;
•our ability to maintain and protect our brand;
•our ability to expand within our current customer base;
•our ability to compete with legacy satellite imaging providers and other emergent geospatial intelligence providers;
•our ability to maintain intellectual property protection for our products or avoid or defend claims of infringement;
•our ability to comply with laws and regulations applicable to our business;
•our expectations about market trends and needs;
•our estimates of market growth, future revenue, expenses, cash flows, capital requirements and additional financing;
•the volatility of the trading price of our common stock;
•the performance of our Spectra AI platform;
•our plans for our next generation satellites (“Gen-3”);
•the impact of local, regional, national and international economic conditions and events;

•the effect of COVID-19 on the foregoing; and
•other factors including but not limited to those detailed under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and filed by us with the Securities and Exchange Commission (the “SEC”) on March 31, 2022.
We caution you that the foregoing list does not contain all of the forward-looking statements made in this prospectus.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.
You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, operating results, financial condition and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. You should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

UNAUDITED PRO FORMA FINANCIAL INFORMATION
Introduction
The following unaudited pro forma financial information has been prepared to further your understanding of the financial impacts of the September 9, 2021 merger (the “Merger”) between (1) Osprey Technology Acquisition Corp. (“Osprey”), a publicly-traded special purpose acquisition company, and (2) BlackSky Holdings, Inc. (“Legacy BlackSky”), the predecessor operations of BlackSky Technology Inc. The Merger was consummated in accordance with the agreement entered into between Osprey and Legacy BlackSky on February 17, 2021 (the “Merger Agreement”). Hereinafter, Osprey and Legacy BlackSky are collectively referred to as the “companies,” and the companies, subsequent to the Merger, are referred to herein as BlackSky Technology Inc. or the “combined company.”
On September 9, 2021, Osprey and Legacy BlackSky completed their planned Merger through the exchange of Osprey Class A common stock for all of Legacy BlackSky’s issued and outstanding shares of both Class A common stock and various classes of preferred stock, inclusive of shares issued upon the conversion of Legacy BlackSky’s issued and outstanding convertible promissory notes (the “Bridge Notes”) and the exercise of certain of Legacy BlackSky’s preferred stock warrants and common stock warrants immediately prior to consummation of the Merger. Refer to the subsequent section titled “Description of the Merger and Related Transactions” for additional details.
Contemporaneous with the Merger, the companies completed several additional transactions (the “Related Transactions”), including Osprey’s issuance of new shares of Class A common stock pursuant to previously executed common stock subscription agreements, the repayment of a portion of Legacy BlackSky’s outstanding debt, and the payment of both previously incurred and Merger-related transaction costs. Refer to the subsequent section titled “Description of the Merger and Related Transactions” for additional details regarding these transactions.
The pro forma financial information that follows has been prepared to show the financial statement impacts of the Merger and Related Transactions assuming that they had occurred on January 1, 2021. As the Merger and all Related Transactions were consummated or completed on or around September 9, 2021, these transactions have been recorded in BlackSky Technology Inc.’s financial statements prepared as of and for the period ended December 31, 2021. In addition, since the Merger has been accounted for as a reverse recapitalization transaction (i.e., as described in the subsequent section titled “Accounting for the Merger”), BlackSky Technology Inc.’s financial statements as of and for the periods ended December 31, 2021 and December 31, 2020 reflect the historical financial statements of Legacy BlackSky for such periods, as restated using the exchange ratios determined in accordance with the Merger Agreement to reflect the historical capital structure of Osprey. Since BlackSky Technology Inc.’s balance sheet as of December 31, 2021, as included in BlackSky Technology Inc.’s audited consolidated financial statements as of and for the years ended December 31, 2021 and 2020 that are incorporated herein by reference, gives full effect to the Merger and Related Transactions, no pro forma adjustments are required with respect to the combined company’s balance sheet as of such date. Accordingly, the pro forma financial information that follows only gives effect to the incremental impact that certain aspects of the Merger and Related Transactions would have had on the combined company’s net loss and loss per share for the year ended December 31, 2021, if the Merger and Related Transactions had been consummated on January 1, 2021, rather than September 9, 2021.

Description of the Merger and Related Transactions
Pursuant to the Merger Agreement, the total number of shares of Osprey Class A common stock issued to Legacy BlackSky security holders in connection with the Merger (the “Total Consideration Share Amount”) was calculated by dividing (x) an amount equal to (a) $925,000,000, plus (b) the aggregate exercise prices that would have been paid to Legacy BlackSky if all outstanding options and warrants for the purchase of Legacy BlackSky’s capital stock immediately prior to the Effective Time were exercised in full, minus (c) $1,426,825, reflective of the amount of the unfunded portion of the Bridge Notes that Legacy BlackSky had the right to issue prior to the closing of the Merger, and minus (d) the total consideration paid to holders of shares of Legacy BlackSky’s Class B common stock in connection with the Merger (which amount was less than $1,000 in the aggregate) by (y) $10.00. In accordance with this formula, Osprey issued a total of 78,993,201 shares of Class A common stock in exchange for all of the issued and outstanding equity of Legacy BlackSky, inclusive of shares issued upon the conversion of Legacy BlackSky’s issued and outstanding Bridge Notes and the exercise of certain of Legacy BlackSky’s preferred stock warrants and common stock warrants immediately prior to consummation of the Merger.
In addition, upon the close of the Merger and pursuant to Osprey’s amended and restated certificate of incorporation, Osprey’s public stockholders were offered the opportunity to redeem shares of Osprey Class A common stock, then held by them, for cash equal to their pro rata share of the aggregate amount on deposit in Osprey’s Trust Account as of two business days prior to the Merger closing. In connection with the Merger, Osprey’s public shareholders redeemed 21,375,376 shares of Osprey’s then-outstanding Class A common stock at a redemption price of approximately $10.05 per share.
The following activities directly attributable to the Merger and Related Transactions have been reflected as of the date of occurrence in BlackSky Technology Inc.’s financial statements as of and for the period ended December 31, 2021 and, accordingly, do not require the recognition of pro forma adjustments:
•The merger between Osprey’s merger subsidiary and Legacy BlackSky, resulting in Legacy BlackSky surviving as a wholly-owned subsidiary of Osprey, and Osprey contemporaneously changing its name to BlackSky Technology Inc.;
•The issuance of shares of Osprey Class A common stock for all shares of Legacy BlackSky’s Class A common stock and preferred stock deemed issued and outstanding immediately prior to consummation of the Merger, based upon the exchange ratios determined in accordance with the Merger Agreement;
•The sale and issuance of 18 million shares of Osprey Class A common stock for a purchase price of $10.00 per share, or $180 million in the aggregate, immediately prior to the Merger;
•The sale and issuance of 800,000 shares of Osprey Class A common stock for a purchase price of $10.00 per share, or $8 million in the aggregate, pursuant to an additional PIPE investment subscription agreement signed in August 2021;
•The exchange of cash for all of Legacy BlackSky’s issued and outstanding Class B common stock at a per share price equal to the Class B common stock’s par value;
•The payment of cash in lieu of fractional shares that otherwise would have been issued upon consummation of the Merger;
•The settlement of certain portions of Legacy BlackSky’s outstanding debt, inclusive of certain accrued and unpaid interest thereon;

•The payment of transaction costs incurred by both Osprey and Legacy BlackSky;
•The payment of underwriting fees incurred in connection with Osprey’s initial public offering, for which payment had previously been deferred until Osprey consummated a business combination or similar transaction;
•The cash settlement of consent fees incurred in connection with Legacy BlackSky’s 2021 Bridge Note financings;
•The cash settlement of certain additional Legacy BlackSky financial obligations for which payment was triggered by consummation of the Merger and Related Transactions; and
•The exchange of all issued, outstanding, and unexercised Legacy BlackSky warrants, RSUs and stock options (excluding any Legacy BlackSky warrants that automatically terminated because they were not exercised prior to consummation of the merger) for warrants, RSUs and stock options exercisable or exchangeable for capital stock of BlackSky Technology Inc. upon vesting.
The following table provides summary details regarding the shares of the combined company’s common stock that were outstanding immediately subsequent to consummation of the Merger and Related Transactions:

Stockholder	Shares Outstanding	% of Outstanding Shares
BlackSky stockholders	78,993,201	68.1%
Osprey public stockholders	10,249,624	8.9%
Osprey sponsor(i)	7,906,250	6.8%
PIPE Investors	18,800,000	16.2%
	115,949,075
__________________
(i)Osprey sponsor shares includes 2,371,875 earnout shares that are subject to lock-up provisions and potential forfeiture unless BlackSky Technology Inc.’s common stock trades above certain specified price points for certain specified periods of time within the seven year period commencing as of the date that the Merger closed. As of December 31, 2021, these earnout shares were required to be classified and reported as a liability on BlackSky Technology Inc.’s balance sheet.
Accounting for the Merger
Notwithstanding the legal form of the Merger based upon the terms of the Merger Agreement, the Merger was accounted for as a reverse recapitalization transaction in accordance with GAAP. Under this method of accounting, Osprey was treated as the acquired company for financial reporting purposes, and Legacy BlackSky was treated as the accounting acquiror. Legacy BlackSky was deemed the accounting acquiror for purposes of the Merger based on an evaluation of the following facts and circumstances:
•Former Legacy BlackSky security holders as of immediately prior to the Merger held a majority (i.e., greater than 50%) of the outstanding voting interests in the combined company immediately subsequent to the Merger;
•Legacy BlackSky’s senior management team as of immediately prior to the Merger comprised senior management of the combined company immediately subsequent to the Merger;
•Legacy BlackSky designated a majority of the members of the combined company’s initial Board of Directors;

•Legacy BlackSky was the larger of the combining companies based upon historical operating activity and employee base; and
•Legacy BlackSky’s operations comprise the ongoing operations of the combined company.
Based upon the accounting conclusion reached above, the Merger has been treated as the equivalent of Legacy BlackSky having issued stock for the net assets of Osprey, accompanied by a recapitalization. For purposes of recognition upon consummation of the Merger, the net assets of Osprey were recorded (i.e., consolidated with the assets and liabilities of Legacy BlackSky) at their Merger-date carrying value, and no goodwill or other intangible assets were recorded. Furthermore, for purposes of all financial statements prepared subsequent to consummation of the Merger, including the financial statements prepared for reporting periods ending prior to Merger, the operations and financial results of BlackSky Technology Inc. reflect those of Legacy BlackSky; however, Legacy BlackSky’s equity accounts and previously reported loss per share calculations have been restated based upon the exchange ratios determined in accordance with the Merger Agreement to reflect the historical equity structure of Osprey.
Basis of Presentation of Pro Forma Financial Information
Due to the fact that (1) the effects of the Merger and Related Transactions are fully reflected in BlackSky Technology Inc.’s balance sheet as of December 31, 2021; (2) prior to the Merger, Osprey was a public shell company seeking to consummate an acquisition, business combination, or merger with an operating company and did not have business operations of its own; (3) the Merger has been accounted for as a reverse recapitalization and, accordingly, did not result in the recognition of adjustments to the merger-date carrying values of Osprey’s asset and liabilities and/or the recognition of new intangible assets; and (4) BlackSky Technology Inc’s historical financial statements as of and for the year ended December 31, 2021 reflect the historical financial position and results of operations of Legacy BlackSky (i.e. the combined company’s predecessor) after giving effect to the Merger, only a limited number of pro forma adjustments have been deemed necessary to give effect to the Merger and Related Transactions as if they had occurred as of January 1, 2021. As subsequently presented and discussed in greater detail, those pro forma adjustments have been deemed necessary to (A) adjust certain amounts reported in BlackSky Technology Inc.’s statements of operations for the year ended December 31, 2021 to reflect the pro forma impact of assuming that the Merger and Related Transactions occurred as of January 1, 2021, rather than September 9, 2021, and (B) adjust the reported loss per share for the year ended December 31, 2021 to give effect to the assumption that the issuances of Osprey Class A common shares to consummate the Merger and Related Transactions occurred as of January 1, 2021, rather than September 9, 2021. The pro forma adjustments do not reflect any management adjustments or any synergies, operating efficiencies, or other benefits that may result from consummation of the Merger and Related Transactions.
In accordance with Rule 11-02(a)(1) of Regulation S-X, in circumstances where (1) only a limited number of pro forma adjustments are required and (2) those adjustments are easily understood, a narrative description of the pro forma effects of a transaction may be provided in lieu of a pro forma condensed balance sheet, pro forma condensed statements of comprehensive income, and accompanying explanatory notes. Due to the limited number of pro forma adjustments deemed necessary to give effect to the Merger and Related Transactions as if they had occurred as of January 1, 2021, management has elected to prepare narrative pro-forma disclosures to illustrate the pro forma effects of the aforementioned transactions on BlackSky Technology Inc.’s net loss and net loss per share amounts reported for the year ended December 31, 2021. The narrative pro forma disclosures that follow were derived from, and should be read in connection with, the audited consolidated financial statements of BlackSky Technology Inc. as of and for the years ended December 31, 2021 and 2020, incorporated herein by reference.

This unaudited pro forma financial information also should be read together with the section of our most recent Annual Report on Form 10-K titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that is incorporated herein by reference.
The unaudited pro forma financial information has been prepared for illustrative purposes only and does not purport to represent, and is not necessarily indicative of, what the actual reported net loss or net loss per share of BlackSky Technology Inc. would have been for the year ended December 31, 2021 had the Merger and Related Transactions taken place on January 1, 2021. This information also should not be deemed indicative of what the results of operations of BlackSky Technology Inc. will be for any future period. Certain pro forma adjustments reflect management’s best estimates of the impacts of the Merger and Related Transactions based upon information available and known as of the date that this unaudited pro forma financial information has been prepared and, accordingly, the actual future results reported by BlackSky Technology Inc. could differ materially from the pro forma amounts reported herein.
Narrative Discussion of Pro Forma Adjustments to BlackSky Technology Inc.’s Reported Net Loss and Net Loss Per Share
The following table and subsequent discussion summarizes the pro forma adjustments to BlackSky Technology Inc.’s reported net loss from continuing operations for the year ended December 31, 2021, in order to give effect to the Merger and Related Transactions as if they had occurred on January 1, 2021:

(in thousands)	Year Ended December 31, 2021
Reported net loss from continuing operations	$ (243,993)
Adjustment for loss on derivative(1)	20,846
Adjustment to interest expense(2)	471
Adjustment to other income/(expense), net(3)	64
Pro forma net loss from continuing operations(4)	$ (222,612)
__________________
(1)This adjustment reflects the elimination of mark-to-market adjustments related to (A) warrants that had historically been subject to derivative liability accounting treatment under US GAAP, but were exercised for Legacy BlackSky shares that were exchanged as part of the Merger, and (B) certain debt issuance costs that had historically been subject to derivative liability accounting treatment under US GAAP, but were settled in connection with the Merger and Related Transactions.
(2)This adjustment reflects the elimination of interest expense incurred on Legacy BlackSky debt that was required to be partially or fully settled upon consummation of the Merger.
(3)This adjustment reflects the elimination of the loss recognized upon the conversion of Legacy BlackSky’s Bridge Notes in connection with the Merger.
(4)No pro forma income tax adjustments have been recorded, as Legacy BlackSky had recognized significant losses for all historical reporting periods, which had resulted in the recognition of no income tax and a full valuation allowance against any available deferred tax assets in historical periods. Accordingly, if the Merger had occurred as of January 1, 2021, no incremental income tax expense or benefit would have been recognized by the combined company.
The following table and subsequent discussion provides details regarding the calculation of BlackSky Technology Inc.’s pro forma loss per share from continuing operations for the year ended December 31, 2021, after giving effect to the Merger and Related Transactions, including the exchange and issuances of Osprey Class A common shares in connection with the Merger and the PIPE investments, respectively, as if such transactions had occurred on January 1, 2021:

Year Ended December 31, 2021
Numerator
Pro forma net loss from continuing operations (in thousands)	$ (222,612)
Denominator
Osprey Public Stockholder shares(1)	10,249,624
Sponsor’s shares(2)	5,534,375
PIPE Investors’ shares(3)	18,800,000
Shares issued to Legacy BlackSky’s existing security holders at the time of the Merger(4)	78,537,708
Shares related to vesting of RSUs(5)	2,285,287
Weighted-average post-merger common stock issuances(6)	86,241
Basic and diluted weighted-average shares outstanding	115,493,235
Pro forma loss per share from continuing operations - basic and diluted(7)	$ (1.93)
_________________
(1)The weighted-average number of outstanding Osprey Public Stockholder shares immediately subsequent to the Merger gives effect to the redemption of approximately 21.4 million shares of Osprey Class A common stock, which occurred immediately prior to the consummation of the Merger. As the Merger is assumed to have occurred as of January 1, 2021 for purposes of preparing this unaudited pro forma financial information, the weighted-average number of shares outstanding reflects those shares of common stock that would be deemed outstanding for the period under the assumption that the share redemptions occurred on January 1, 2021.
(2)Represents the Sponsor’s holdings of common stock immediately subsequent to the Merger, based upon the one-for-one conversion of the Sponsor’s holdings of Osprey Class B common stock into Class A common stock immediately prior to the consummation of the Merger. The shares presented exclude 2,371,875 shares of the Class A common stock exchanged for the Sponsor’s previously held shares of Osprey Class B common stock, as such shares are subject to lock-up arrangements that will remain in effect until BlackSky Technology Inc.’s common stock price achieves certain targets or the shares are otherwise forfeited. Consistent with the assumption related to the Merger, the conversion of the Sponsor’s Class B common shares is assumed to have occurred on January 1, 2021 and, accordingly, the shares are assumed to have been outstanding shares of Class A common stock for the entire reporting period.
(3)The PIPE Investors’ shares are assumed to have been issued on January 1, 2021, consistent with the assumed date of the Merger for purposes of preparation of this unaudited pro forma financial information. Accordingly, these shares are assumed to have been outstanding for the entire reporting period for purposes of calculating the weighted-average number of shares outstanding.
(4)Shares of Class A common stock issued to Legacy BlackSky security holders to consummate the Merger are assumed to have been issued on January 1, 2021. Accordingly, these shares are assumed to have been outstanding for the entire reporting period for purposes of calculating the weighted-average number of common shares outstanding. The number of shares issued to former Legacy BlackSky security holders was determined based upon (1) the exchange ratio applicable to Legacy BlackSky Class A common shares, including those Legacy BlackSky Class A common shares that were issued upon the conversion or exercise of certain of Legacy BlackSky’s other outstanding financial instruments in connection with the Merger, and (2) the exchange ratio applicable to each class of Legacy BlackSky preferred shares, including those preferred shares that were issued upon the exercise of certain warrants in connection with the Transactions. Refer to the table below, as well as the incremental explanations that accompany the table, for additional details regarding the number of common shares that were issued to former Legacy BlackSky security holders:

Outstanding BlackSky Financial Instrument	Common Shares, Preferred Shares, Warrants, and Outstanding Debt Subject to Exchange / Conversion(i)	Legacy BlackSky Class A Common Share Equivalent		Applicable Exchange Ratio(ii)	Osprey Shares to be Issued to BlackSky Security Holders
Outstanding common shares	376,952,973 shares	376,952,973		0.0912	34,377,453
Series A redeemable convertible preferred stock	8,651,880 shares	N/A	(iii)	0.0912	789,038
Series B redeemable convertible preferred stock	20,041,828 shares	N/A	(iii)	0.1105	2,215,226
Series B-1 redeemable convertible preferred stock	9,508,194 shares	N/A	(iii)	0.2628	2,498,375
Series C redeemable convertible preferred stock	42,110,853 shares	N/A	(iii)	0.4794	20,189,137
Class A common stock warrants (iv)	123,952,844 warrants	122,673,926		0.0912	11,187,631
Convertible bridge notes and accrued interest (v)	$ 61,890,749	84,829,689		0.0912	7,736,341
					78,993,201	(vi)
__________________
(i)Amounts reflect the number of securities and the amount of outstanding debt (principal and interest) for which Osprey common shares were exchanged upon consummation of the Merger.
(ii)Represents the number of Class A common shares that were issued per outstanding share of Legacy BlackSky’s common stock, per Legacy BlackSky common share equivalent, or per share of Legacy BlackSky’s preferred stock, as applicable.
(iii)Each class of Legacy BlackSky’s preferred stock was exchanged directly for Osprey Class A common shares (i.e., without initially being converted to Legacy BlackSky Class A common shares or equivalents), at the exchange ratio determined based upon either the liquidation preference attributable to the class of preferred stock or the common stock exchange ratio, whichever was most advantageous to the holder of the outstanding shares.
(iv)Includes Legacy BlackSky Class A common stock warrants issued before, as well as in connection with, the Bridge Notes. These outstanding Legacy BlackSky Class A common stock warrants were automatically net exercised into Legacy BlackSky Class A common shares (refer to the “Legacy BlackSky Class A Common Share Equivalent” column), and those shares were exchanged for Osprey Class A common shares based upon the Class A common stock exchange ratio.
(v)Represents the principal balance of Bridge Notes, inclusive of interest through the date of the Merger. Upon consummation of the Merger, all outstanding Bridge Notes were converted into Legacy BlackSky Class A common stock at a conversion price of 80% of the deemed value of a single Legacy BlackSky Class A common share (refer to the “Legacy BlackSky Class A Common Share Equivalent” column for the number of shares of Legacy BlackSky Class A common stock issued upon conversion) and, immediately thereafter, those Legacy BlackSky Class A common shares were exchanged for Osprey Class A common shares based the common stock exchange ratio.
(vi)For purposes of determining the weighted-average number of shares to be used in the calculation of pro forma loss per share from continuing operations - basic and diluted, this number of shares exchanged has been reduced by 455,493 shares representing unvested RSAs exchanged upon consummation of the Merger, yielding a result of 78,537,708.
(5)Legacy BlackSky RSUs that were exchanged for RSUs that vest into common shares of BlackSky Technology Inc. have been included in the determination of basic and diluted loss per share on a weighted-average basis determined based upon the Class A common stock exchange ratio and the RSUs respective vesting schedules.
(6)Represents the weighted-average number of new Class A common shares issued between the close of the Merger on September 9, 2021 and the close of the year ended December 31, 2021.
(7)Potentially dilutive shares have been deemed to be anti-dilutive and, accordingly, have been excluded from the calculation of diluted loss per share from continuing operations. Potentially dilutive shares that have been excluded from the determination of diluted loss per share from continuing operations include (A) 24,137,500 outstanding warrants that had been issued by Osprey, (B) the 2,371,875 shares of Class A common stock that were issued to the former holders of Osprey Class B common stock upon consummation of the Merger, but are subject to lock-up arrangements that will remain in effect until BlackSky Technology Inc.’s common stock price achieves certain targets, (C) approximately 45,826,240 options and warrants to purchase shares of Legacy BlackSky common stock that, upon consummation of the Merger and, based on the common stock exchange ratio indicated in the foregoing table (0.0912), were exchanged for options and warrants to purchase approximately 4,179,060 shares of BlackSky Technology Inc.’s common stock in accordance with the terms of the Merger Agreement, and (D) all restricted stock units that have not been assumed to be vested and exchanged for shares of common stock for purposes of calculating pro forma loss per share from continuing operations.

DESCRIPTION OF CAPITAL STOCK
The description of our capital stock is incorporated by reference to Exhibit 4.3 to our Annual Report on Form 10-K, for the fiscal year ended December 31, 2021, as amended and filed with the SEC on May 2, 2022.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:
•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•any limit upon the aggregate principal amount of the debt securities;
•the date or dates on which the principal of the securities of the series is payable;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Conversion or Exchange Rights
For any series of debt securities that are convertible into or exchangeable for shares of our Class A common stock, we will set forth in the applicable prospectus supplement the terms on which such series of debt securities may be convertible into or exchangeable for our Class A common stock. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A common stock that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:
•we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and
•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any security of that series at its maturity;
•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and
•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•to provide for uncertificated securities in addition to or in place of certificated securities;
• to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•to surrender any of our rights or powers under the indenture;
•to add covenants or events of default for the benefit of the holders of debt securities of any series;
•to comply with the applicable procedures of the applicable depositary;
•to make any change that does not adversely affect the rights of any holder of debt securities;
•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•waive a redemption payment with respect to any debt security.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.
We refer to this as covenant defeasance. The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;
•such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;
•no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and
•delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
No Personal Liability of Directors, Officers, Employees or Stockholders
None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby. The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred stock, or depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of the Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:
•all outstanding depositary shares have been redeemed; or
•there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.
Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, preferred stock, depositary shares or Class A common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or Class A common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:
•the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•whether the warrants are to be sold separately or with other securities as parts of units;
•whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•any applicable material U.S. federal income tax consequences;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•the designation and terms of any equity securities purchasable upon exercise of the warrants;
•the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
•if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or Class A common stock with which the warrants are issued and the number of warrants issued with each security;
•if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or Class A common stock will be separately transferable;
•the number of shares of preferred stock, the number of depositary shares or the number of shares of Class A common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;

•the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;
•any redemption or call provisions; and
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our Class A common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
•the price, if any, for the subscription rights;
•the exercise price payable for our Class A common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities upon the exercise of the subscription rights;
•the number of subscription rights to be issued to each stockholder;
•the number and terms of our Class A common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities which may be purchased per each subscription right;
•the extent to which the subscription rights are transferable;
•any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and
•if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.
The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus captioned “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS
The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.
We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part, from reports we file with the SEC.
We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.
If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:
•the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);
•whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;
•any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;
•any provisions relating to any security provided for the purchase contracts;
•whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;
•whether the purchase contracts are to be prepaid or not;
•whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
•a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;
•whether the purchase contracts will be issued in fully registered or global form; and
•any other terms of the purchase contracts and any securities subject to such purchase contracts.
DESCRIPTION OF UNITS
We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase Class A common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section of this prospectus captioned “Where You Can Find More Information.”
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
•the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the offered securities from time to time:
•through underwriters or dealers;
•through agents;
•directly to one or more purchasers; or
•through a combination of any of these methods of sale; or
•through any other methods described in a prospectus supplement.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.
We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We may distribute securities from time to time in one or more transactions:
•at a fixed price or prices that may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:
•on or through the facilities of the NYSE or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or
•to or through a market maker otherwise than on the NYSE or such other securities exchanges or quotation trading services.
Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•the name of the agent or any underwriters;
•the public offering or purchase price;
•if applicable, the names of any selling securityholders;
•any discounts and commissions to be allowed or paid to the agent or underwriters;
•all other items constituting underwriting compensation;
•any discounts and commissions to be allowed or paid to dealers; and
•any exchanges on which the securities will be listed.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
•if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.
Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
Wilson Sonsini Goodrich & Rosati, Professional Corporation, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of BlackSky Technology Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. Certain members of, and investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati, Professional Corporation, directly or indirectly own less than 0.01% of the outstanding shares of our common stock.

EXPERTS
The financial statements of BlackSky Technology Inc., incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at www.blacksky.com. We make available, free of charge, on our investor relations website at https://ir.blacksky.com/ our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on our website is not a part of or incorporated by reference into this prospectus and the inclusion of our website and investor relations website addresses in this prospectus is an inactive textual reference only.
This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE
The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:
•Our Annual Report on Form 10-K (File No. 001-39113) for the year ended December 31, 2021 (as filed with the SEC on March 31, 2022, and amended on May 2, 2022);
•Our Quarterly Reports on Form 10-Q (File No. 001-39113) for the quarterly periods ended March 31, 2022 (as filed with the SEC on May 11, 2022), June 30, 2022 (as filed with the SEC on August 10, 2022) and September 30, 2022 (as filed with the SEC on November 8, 2022);
•Our Current Reports on Form 8-K (File No. 001-39113) filed May 25, 2022 and amended on May 25, 2022 (other than information furnished rather than filed), June 15, 2022 (other than information furnished rather than filed), June 24, 2022, August 10, 2022, and September 12, 2022; and
•The description of our common stock filed as Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (as amended and filed with the SEC on May 2, 2022).
Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
BlackSky Technology Inc.
13241 Woodland Park Road, Suite 300
Herndon, Virginia 20171
Attn: Investor Relations
(571) 267-1571

Up to $75,000,000
Class A Common Stock

PROSPECTUS SUPPLEMENT

Jefferies

December 15, 2022